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                                                                 EXHIBIT (d)(27)

                             SUB-ADVISORY AGREEMENT

                  AGREEMENT made this 2nd day of June, 2003 between ING Investments, LLC, an Arizona limited liability company (the "Manager"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership (the "Sub-Adviser").

                  WHEREAS, ING Equity Trust and ING Variable Products Trust (each a "Trust," collectively the "Trusts") are registered under the Investment Company Act of 1940, as amended (the "1940 Act"), each as an open-end, management investment company; and

                  WHEREAS, the Trusts are authorized to issue separate series, each series having its own investment objective or objectives, policies, and limitations; and

                  WHEREAS, the Trusts may offer shares of additional series in the future; and

                  WHEREAS, pursuant to Investment Management Agreements, dated September 23, 2002 and April 30, 2001, as amended, respectively (the "Management Agreements"), copies of which have been provided to the Sub-Adviser, the Trusts have retained the Manager to render advisory and management services with respect to certain of the Trusts' series; and

                  WHEREAS, pursuant to authority granted to the Manager in the Management Agreements, the Manager wishes to retain the Sub-Adviser to furnish investment advisory services to one or more of the series of the Trusts, and the Sub-Adviser is willing to furnish such services to the Trusts and the Manager; and

                  WHEREAS, the Trusts' Boards of Trustees (each a "Board," collectively, the "Boards") have authorized the Manager to enter into an agreement with the Sub-Adviser.

                  NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Manager and the Sub-Adviser as follows:

                  1. Appointment. The Manager hereby appoints the Sub-Adviser to act as the investment sub-adviser and manager to the series of the Trusts (or portions thereof) set forth on Schedule A hereto (the "Series"), as such schedule may be amended from time to time, for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                  In the event a Trust designates one or more series (other than the Series) with respect to which the Manager wishes to retain the Sub-Adviser to render investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

                  2. Sub-Adviser Duties. Subject to the supervision of the Trusts' Boards and the Manager, the Sub-Adviser will provide a continuous investment program for each Series'

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portfolio and determine in its discretion the composition of the assets of each
Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of each Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of a Series, the Sub-Adviser shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Sub-Adviser will provide the services under this Agreement in accordance with a Series' investment objective or objectives, policies, and restrictions as stated in the Trusts' Registration Statements filed with the Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Sub-Adviser by the Manager prior to the commencement of this Agreement and promptly following any such amendment. The Sub-Adviser further agrees as follows:

                  (a) The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trusts' Boards of Trustees of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statements of the Trusts filed under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Sub-Adviser has received a copy, and with the Manager's portfolio manager operating policies and procedures as in effect on the date hereof, as such policies and procedures may be revised or amended by the Manager and agreed to by the Sub-Adviser. In carrying out its duties under the Sub-Adviser Agreement, the Sub-Adviser will comply with the following policies and procedures:

                  (i) The Sub-Adviser will manage each Series so that it meets the diversification requirements of Section 851 of the Internal Revenue Code.

                  (ii) In connection with the purchase and sale of securities for each Series, the Sub-Adviser will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, or other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be settled through the Depository Trust Company, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Series' custodian and portfolio accounting agent.

                  (iii) The Sub-Adviser will assist the custodian and portfolio accounting agent for the Series in determining or confirming, consistent with the procedures and policies stated in the Registration Statements for the Trusts or adopted by the Boards of Trustees, the value of any

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portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Sub-Adviser. The parties acknowledge that the Sub-Adviser is not a custodian of the Series' assets and will not take possession or custody of such assets.

                  (iv) The Sub-Adviser will provide the Manager, no later than the 12th business day following the end of each Series' semi-annual period and fiscal year, a letter to shareholders (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 5
(a) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

                  (v) The Sub-Adviser will complete and deliver to the Manager a written compliance checklist in a form provided by the Manager for each month by the 12th business day of the following month.

                  (b) The Sub-Adviser will make available to the Trusts and the Manager, promptly upon request, any of the Series' investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Series) as are necessary to assist the Series and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Series which may be requested in order to ascertain whether the operations of the Series are being conducted in a manner consistent with applicable laws and regulations.

                  (c) The Sub-Adviser will provide reports to the Trusts' Boards of Trustees for consideration at meetings of the Boards of Trustees on the investment program for each Series and the issuers and securities represented in each Series' portfolio, and will furnish the Trusts' Boards of Trustees with respect to each Series such periodic and special reports as the Trustees and the Manager may reasonably request.

                  3. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for each Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates in effecting a security transaction. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for each Trust, or determined in consultation with the Manager, which may include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to a Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-

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Adviser in the exercise of its fiduciary obligations to the Trusts, on behalf of a Series, by other aspects of the portfolio execution services offered. Subject to such policies as the Trusts' Boards of Trustees or Manager may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Sub-Adviser's or the Manager's overall responsibilities with respect to the Series and to their respective other clients as to which they exercise investment discretion. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of a Series to the Sub-Adviser if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Trusts' Boards of Trustees indicating the broker-dealers to which such allocations have been made and the basis therefor.

On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Series as well as other clients of the Sub-Adviser, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Series and to such other clients.

                  4. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the most recent Post-Effective Amendment to the Registration Statement for each Trust filed with the SEC that contains disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statements contain, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Sub-Adviser will provide the Manager with a copy of the Sub-Adviser's Form ADV, Part II, at the time material changes to Form ADV are filed with the SEC.

                  5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Manager or the Trusts shall be responsible for all the expenses of the Series' operations.

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                  6. Compensation. For the services provided to each Series, the
Manager will pay the Sub-Adviser an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears by the 10th business day of the following month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management
Agreement, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager; provided, however, that if a Trust fails to pay the Manager all or a portion of the management fee for a Series under said Management Agreement when due, and the amount that was paid is insufficient to cover the portion of the Sub-Adviser's fee for that series (determined by prorating among the Series under this Agreement by relative net assets) under this Agreement for the period in question, then the Sub-Adviser may enforce against the Trust any rights it may have as a third-party beneficiary under the Management Agreement and the Manager will take all steps appropriate under the circumstances to collect the amount due from the Trust.

                  7. Marketing Materials.

                  (a) During the term of this Agreement, the Sub-Adviser agrees to furnish the Manager at its principal office for prior review and approval by the Manager all written and/or printed materials, including but not limited to, Microsoft PowerPoint(R) or slide presentations, news releases, advertisements, brochures, fact sheets and other promotional, informational or marketing materials (the "Marketing Materials") for internal use or public dissemination, that are produced or are for use or reference by the Sub-Adviser, its affiliates or other designees, broker- dealers or the public in connection with the Series, and Sub-Adviser shall not use any such materials if the Manager reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. Marketing Materials may be furnished to the Manager by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

                  (b) During the term of this Agreement, the Manager agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, or Marketing Materials prepared for distribution to shareholders of each Series or the public that refer to the Sub-Adviser in any way, prior to the use thereof, and the Manager shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Manager agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Marketing Materials may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment, electronic delivery or hand delivery.

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                  8.       Compliance.

                  (a) The Sub-Adviser agrees to use reasonable compliance techniques, including any written compliance procedures.

                  (b) The Sub-Adviser agrees that it shall promptly notify the Manager and the Trusts (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Sub-Adviser further agrees to notify the Manager and the Trusts promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for a Trust (which describes the Series), or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

                  (c) The Manager agrees that it shall promptly notify the Sub-Adviser (1) in the event that the SEC has censured the Manager or a Trust; placed limitations upon any of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that a Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

                  (d) The Sub-Adviser is prohibited from consulting with other sub-advisers to the Series or other sub-advisers to a series under common control with the Series concerning a Series' transactions in securities or other assets.

                  9. Books and Records. The Sub-Adviser hereby agrees that all records which it maintains for a Series are the property of the respective Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Manager's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

                  10. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or a Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Trusts and actions of the Trusts, the Manager and the Sub-Adviser, and the Manager shall treat as confidential and use only in

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connection with the Series all information furnished to a Trust or the Manager by the Sub-Adviser, in connection with its duties under the agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Manager, or if available from a source other than the Manager, Sub-Adviser or Trusts.

                  11. Representations Respecting Sub-Adviser. The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Sub-Adviser or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for a Trust's shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for a Trust, or in sales literature or other promotional material approved in advance by the Sub-Adviser, except with the prior permission of the Sub-Adviser.

                  12. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trusts shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and have reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

                  13. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Manager agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Sub-Adviser (1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of a Trust that is not a Series hereunder, and (2) shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Sub-Adviser's duties, or by reason of reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

                  14.      Indemnification.

                  (a) The Manager agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Manager's responsibilities to a Trust which (1) may be based upon the Manager's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a

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material fact contained in the Registration Statement or prospectus covering shares of a Trust or any Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or a Trust or to any affiliated person of the Manager by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

                  (b) Notwithstanding Section 13 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager, and any controlling person of the Manager (all of such persons being referred to as "Manager Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which a Manager Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of a Series which (1) may be based upon the Sub-Adviser's negligence, willful misfeasance, or bad faith in the performance of its duties (which could include a negligent action or a negligent omission to act), or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact regarding the Sub-Adviser, or the Sub-Adviser's past performance contained in the Registration Statement or prospectus covering the shares of a Trust or any Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Manager, a Trust, or any affiliated person of the Manager or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of a Manager Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  (c) The Manager shall not be liable under Paragraph (a) of this Section 14 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Manager in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Manager of any such claim shall not relieve the Manager from any liability which it may have to the Sub-Adviser Indemnified Person against whom such action is brought except to the extent the Manager is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Manager will be

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entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Manager assumes the defense of any such action and the selection of counsel by the Manager to represent the Manager and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Manager will, at its own expense, assume the defense with counsel to the Manager and, also at its own expense, with separate counsel to the Sub-Adviser Indemnified Person, which counsel shall be satisfactory to the Manager and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Manager shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Sub-Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Manager shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

                  (d)      The Sub-Adviser shall not be liable under Paragraph
(b) of this Section 14 with respect to any claim made against a Manager Indemnified Person unless such Manager Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Manager Indemnified Person (or after such Manager Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Manager Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Manager Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Manager Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Manager Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Manager Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Manager Indemnified Person, adequately represent the interests of the Manager Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Manager Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Manager Indemnified Person. The Manager Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Manager Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Manager Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Manager Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Manager Indemnified Person.

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                  15.      Duration and Termination.

                  (a) This Agreement shall become effective on the date first indicated above, subject to the condition that each Trust's Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager or the Sub-Adviser, and the shareholders of each Series, shall have approved this Agreement. Unless terminated as provided herein, this Agreement shall remain in full force and effect with respect to each Series until the Reapproval Date set forth for such Series on Schedule A, and continue on an annual basis thereafter with respect to each Series covered by this Agreement; provided that such annual continuance is specifically approved each year by (a) the Board of each Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of each Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated with respect to any Series covered by this Agreement: (a) by the Manager at any time, upon sixty (60) days' written notice to the Sub-Adviser and the Trust, (b) at any time without payment of any penalty by a Trust, by the Trust's Board or a majority of the outstanding voting securities of a Series, upon sixty (60) days' written notice to the Manager and the Sub-Adviser, or (c) by the Sub-Adviser upon three (3) months' written notice unless a Trust or the Manager requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Manager not to exceed three (3) additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Sub-Adviser does not receive compensation for its services from the Manager or the Trust as required by the terms of this Agreement.

                  In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940
Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 11, 12, 13 and 14 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 15 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect, Section 6.

                  (b) Notices. Any notice must be in writing and shall be sufficiently given (1) when delivered in person, (2) when dispatched by telegram or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to a Trust:

                  ING Equity Trust
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona 85258
                  Attention: Kimberly A. Anderson, Vice President and Secretary

                  ING Variable Products Trust
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona 85258
                  Attention: Kimberly A. Anderson, Vice President and Secretary

                  If to the Sub-Adviser:

                  Wellington Management Company, LLP
                  75 State Street
                  Boston, Massachusetts 02109
                  Attn: Legal Services

                  16. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to a Series until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Trustees of each Trust, including a majority of the Trustees of the Trusts who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

                  17.      Miscellaneous.

                  (a) This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

                  (b) The Manager and the Sub-Adviser acknowledge that each Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Sub-Adviser enjoys the rights of a third-party beneficiary under the Management Agreements.

                  (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (d) To the extent permitted under Section 15 of this Agreement, this Agreement may be assigned by any party only with the prior written consent of the other parties.

                  (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (f) Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Sub-Adviser.

                  (g)      This Agreement may be executed in counterparts.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    ING INVESTMENTS, LLC

                                    By: -s- Michael J. Roland
                                        -------------------------
                                        Michael J. Roland
                                        Executive Vice President

                                    WELLINGTON MANAGEMENT
                                    COMPANY, LLP

                                    By: -s- Jonathan M. Payson
                                        ---------------------------
                                        Jonathan M. Payson
                                    Title: Senior Vice President and Partner

                                   SCHEDULE A

                               WITH RESPECT TO THE

                             SUB-ADVISORY AGREEMENT

                              DATED: JUNE 2, 2003

                                     BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                       WELLINGTON MANAGEMENT COMPANY, LLP

                                   ANNUAL
                              SUB-ADVISER FEE *                   LAST CONTINUED
                        (AS A PERCENTAGE OF AVERAGE                APPROVED BY
     SERIES                  DAILY NET ASSETS)                        BOARD                REAPPROVAL DATE
     ------             ----------------------------              --------------           ---------------
ING LargeCap
Growth Fund             0.45% - First $100 million
                        0.30% - Next $1.4 billion                February 25, 2003         September 1, 2004
                        0.25% - Over $1.5 billion
ING VP LargeCap
Growth Portfolio

--------------------------

* For purposes of calculating fees under this Agreement, the assets of the Series shall be aggregated with the portion of the assets of any other affiliated accounts of the Manager managed by the Sub-Adviser in a similar investment mandate (together, the "Aggregated Assets"). The Aggregated Assets will be applied to the above schedule and the resulting fee shall be prorated back to the Series and other affiliated accounts accordingly.

                                                 [WELLINGTON MANAGEMENT(R) LOGO]

Wellington Management Company, LLP                   75 State Street
                                                     Boston
                                                     Massachusetts 02109

                                                     Telephone: (617) 951-5000
                                                     Fax: (617) 951-5250

                  June 9, 2003

                  ING Investments, LLC
                  7337 East Doubletree Ranch Road
                  Scottsdale, Arizona 85258
                  Attention: Michael J. Roland, Executive Vice President

                  Re:     Proxy Voting Authority

                  To Your Attention:

                  Reference is made to the Investment Sub-Advisory Agreement (the "Agreement") between ING Investments, LLC (the "Manager") and Wellington Management Company, LLP (the "Sub-Adviser") dated June 2,2003 for services provided to the ING Equity Trust - ING LargeCap Growth Fund and the ING Variable Products Trust - ING VP LargeCap Growth Portfolio (the "Funds"). Capitalized terms used herein and not defined shall have the meanings set forth in the Agreement.

                  The Manager and the Sub-Adviser hereby agree that, unless the Sub-Adviser is requested in writing by the Manager to vote all proxies, the Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds are invested. Upon reasonable request, the Sub-Adviser will make appropriate personnel available to consult with the Manager or the Board of Trustees of the Funds with respect to the Sub-Adviser's recommendation and/or analysis with respect to the voting of such proxies.

                  Please indicate your acceptance of these terms by signing two copies of this letter and returning one copy to Katy D. Burke at the address stated above.

                  Sincerely,

                  -s- Jonathan M. Payson
                  Jonathan M. Payson
                  Senior Vice President

                  Accepted and Agreed:

                  ING Investments, LLC

                  By: -s- [ILLEGIBLE]
                      ---------------------

                                                 [WELLINGTON MANAGEMENT(R) LOGO]

Wellington Management Company, LLP                   75 State Street
                                                     Boston
                                                     Massachusetts 02109

                                                     Telephone: (617) 951-5000
                                                     Fax: (617) 951-5250

         July 22, 2003

         Ms. Pat Bauer
         Relationship Manager - Insurance Affiliates
         ING Funds
         7337 E. Doubletree Ranch Road
         Scottsdale, AZ 85258

         Dear Pat:

         As you know, the US Securities and Exchange Commission recently adopted rules governing proxy voting policies and procedures for investment advisers and mutual funds. In connection with the implementation of Rule 206(4)-6 under the Investment Advisers Act of 1940, we have reviewed our records and confirm that the following funds have not delegated voting authority to Wellington Management Company, LLP:

           -      ING Large Cap Growth Fund

           -      ING VP Large Growth Portfolio

         Also, I am enclosing a copy of Wellington Management's Code of Ethics. Our Code of Ethics was revised on April 30, 2003 to reflect changes in the functional groups within our firm responsible for ongoing supervision, monitoring and compliance matters relating to the Code. Wellington Management believes that these amendments do not constitute a material change to our Code of Ethics.

         Please contact me at 617-951-5337 if you have any questions.

         Sincerely,

         -s- Susan M. Archer
         Susan M. Archer

         Enclosures

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd

                         Code of Ethics

SUMMARY Wellington Management Company, LLP and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

                         In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the the Operational Risk Management and Compliance Group (the "Compliance Group").

                         The Code reflects the requirements of United States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29,1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

POLICY ON PERSONAL       Essentially, this policy requires that all personal
SECURITIES TRANSACTIONS  securities transactions (including acquisitions or dispositions other than through a purchase or sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         Definition of "Personal Securities Transactions"

                         The following transactions by Employees are considered "personal" under applicable SEC rules and therefore subject to this statement of policy:

                         1

                         Transactions for an Employee's own account, including IRA's.

                         2

                         Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

                         If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.

PRECLEARANCE             EXCEPT AS SPECIFICALLY EXEMPTED IN THIS SECTION, ALL
REQUIRED                 EMPLOYEES MUST CLEAR PERSONAL SECURITIES TRANSACTIONS
                         PRIOR TO EXECUTION. This includes bonds, stocks
                         (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc., for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad-based stock index and US government securities futures and options on such futures, transactions in open-end mutual funds, US Government securities, commercial paper, or non-volitional transactions. Non-volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

                         Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Operational Risk Management and Compliance, the General Counsel or the Chair of the Ethics Committee, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                         CLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS FOR PUBLICLY TRADED SECURITIES WILL BE IN EFFECT FOR ONE TRADING DAY ONLY. THIS "ONE TRADING DAY" POLICY IS INTERPRETED AS FOLLOWS:

                         - IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL
                           MARKET IN WHICH THE SECURITY TRADES IS OPEN,
                           CLEARANCE IS EFFECTIVE FOR THE REMAINDER OF THAT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

                         - IF CLEARANCE IS GRANTED AT A TIME WHEN THE PRINCIPAL
                           MARKET IN WHICH THE SECURITY TRADES IS CLOSED, CLEARANCE IS EFFECTIVE FOR THE NEXT TRADING DAY UNTIL THE OPENING OF THAT MARKET ON THE FOLLOWING DAY.

FILING OF REPORTS        Records of personal securities transactions by
                         Employees will be maintained. All Employees are subject to the following reporting requirements:

                         1

                         Duplicate Brokerage Confirmations

                         All Employees must require their securities brokers to send duplicate confirmations of their securities transactions to the Compliance Group. Brokerage firms are accustomed to providing this service. Please contact the Compliance Group to obtain a form letter to request this service. Each employee must return to the Compliance Group a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should not send the completed forms to their brokers directly.

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         The form must be completed and returned to the Compliance Group prior to any transactions being placed with the broker. The Compliance Group will process the request in order to assure delivery of the confirms directly to the Compliance Group and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.

                         2

                         Filing of Quarterly Report of all "Personal Securities Transactions" SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

                         At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

                         Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

                         Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

                         IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open-end mutual funds, money market securities, US Government securities, and futures and options on futures on US government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         3

                         Certification of Compliance

                         As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.

                         4

                         Filing of Personal Holding Report

                         Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.

                         5

                         Review of Reports

                         All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Reports will be reviewed by the Director of Operational Risk Management and Compliance or personnel designated by her for this purpose.

RESTRICTIONS ON          While all personal securities transactions must be
"PERSONAL SECURITIES     cleared prior to execution, the following guidelines
TRANSACTIONS"            indicate which transactions will be prohibited,
                         discouraged, or subject to nearly automatic clearance.
                         The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

                         Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock,

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.

                         1

                         No Employee may engage in personal transactions involving any securities which are:

                         - being bought or sold on behalf of clients until one
                           trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Compliance Group.

                         - the subject of a new or changed action recommendation
                           from a research analyst until 10 business days following the issuance of such recommendation;

                         - the subject of a reiterated but unchanged
                           recommendation from a research analyst until 2 business days following reissuance of the recommendation

                         - actively contemplated for transactions on behalf of
                           clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

                         2

                         The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or US government securities.

                         3

                         No Employee engaged in equity or bond trading may engage in personal transactions involving any equity securities of any company whose primary business is that of a broker /dealer.

                         4

                         Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Operational Risk Management and Compliance, the General Counsel or the Chair of the Ethics Committee with respect to an otherwise "frozen" transaction.

                         5

                         No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Operational Risk Management and Compliance, the General Counsel or the Chair of the Ethics Committee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open-end mutual funds,
                         U. S. government issues or money market investments.

                         6

                         EMPLOYEES MAY NOT PURCHASE SECURITIES IN PRIVATE PLACEMENTS UNLESS APPROVAL OF THE DIRECTOR OF OPERATIONAL RISK MANAGEMENT AND COMPLIANCE, THE GENERAL COUNSEL OR THE CHAIR OF THE ETHICS COMMITTEE HAS BEEN OBTAINED. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by-case basis. If the Employee has portfolio management or securities analysis responsibilities

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

GIFTS AND OTHER          Employees should not seek, accept or offer any gifts or
SENSITIVE PAYMENTS       favors of more than minimal value or any preferential
                         treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization with whom the firm transacts business.
                         Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited.
                         However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Director of Operational Risk Management and Compliance, the General
                         Counsel or the Chair of the Ethics Committee.

                         Any question as to the propriety of such situations should be discussed with the Director of Operational Risk Management and Compliance, the General Counsel or the Chair of the Ethics Committee and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Operational Risk Management and Compliance.

                         Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                         1

                         Use of the firm's funds for political purposes.

                         2

                         Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         3

                         Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

                         4

                         Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

                         5

                         Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

OTHER CONFLICTS          Employees should also be aware that areas other than
OF INTEREST              personal securities transactions or gifts and sensitive
                         payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.

                         "Inside Information"

                         Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.

                         Use of Information

                         Information acquired in connection with employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.

                         Disclosure of Information

                         Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.

                         Outside Activities

                         All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Operational Risk Management and Compliance, the General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

                         Exemptive Procedure

                         The Director of Operational Risk Management and Compliance, the General Counsel or the Chair of the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

                         Any Employee wishing an exemption should submit a written request to the Director of Operational Risk Management and Compliance setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

                         Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Compliance Group.

COMPLIANCE WITH THE      Adherence to the Code of Ethics is considered a basic
CODE OF ETHICS           condition of employment with our organization. The
                         Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

                         Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular

                         Wellington Management Company, LLP
                         Wellington Trust Company, NA
                         Wellington Management International Ltd
                         Wellington International Management Company Pte Ltd.

                         Code of Ethics

                         circumstances disgorgement would be an unreasonable remedy for the violation.

                         Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

                         Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the US securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                         Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Compliance Group or Ethics Committee.

                         Revised: April 30, 2003

                    FIRST AMENDMENT TO SUB-ADVISORY AGREEMENT

                                ING EQUITY TRUST

                           ING VARIABLE PRODUCTS TRUST

         This First Amendment, effective as of September 1, 2003, amends the Sub-Advisory Agreement (the "Agreement") dated the 2nd day of June, 2003 between ING Investments, LLC, an Arizona limited liability company (the "Manager") and Wellington Management Company, LLP, a Massachusetts limited liability partnership (the "Sub-Adviser") with regards to ING LargeCap Growth Fund, a Series of ING Equity Trust and ING VP LargeCap Growth Fund, a Series of ING Variable Products Trust.

                                   WITNESSETH

         WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of September 1, 2003.

         NOW, THEREFORE, the parties agree as follows:

         1.       The following Section 11 is hereby inserted between existing
Section 10 and Section 11:

                  11. Non-Exclusivity. The services of the Sub-Adviser to the Series and the Trusts are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, provided, however, that the Sub-Adviser may not consult with any other sub-adviser of the Trusts concerning transactions in securities or other assets for any investment portfolio of the Trusts, including the Series, except that such consultations are permitted between the current and successor sub-advisers of the Series in order to effect an orderly transition of sub-advisory duties so long as such consultations are not concerning transactions prohibited by Section 17(a) of the 1940 Act.

         2. Each Section number and applicable references to each Section following the inserted Section 11 above, will increase numerically by one (i.e., Section 13 will be Section 14, etc.).

         3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         4. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                              ING INVESTMENTS, LLC

                              By: -s- Michael J. Roland
                                  ------------------------
                                  Michael J. Roland
                                  Executive Vice President

                              WELLINGTON MANAGEMENT COMPANY, LLP

                              By: -s- Duncan M. McFarland    9/9/03
                                  ------------------------
                                  Name: Duncan M. McFarland
                                  Title: Chairman and CEO

                                     - 2 -